SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2010

EDGAR Online, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	001-32194	06-1447017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Washington Street Norwalk, Connecticut		06854
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 852-5666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2010, EDGAR Online, Inc. (the “Registrant”) granted John M. Connolly, the Registrant’s Interim President and Chief Executive Officer, as compensation, 258,541 restricted shares of the Registrant’s common stock which vest six months from the date of grant. The Registrant also granted Diana Bourke, the Registrant’s Chief Operations Officer, as compensation, 300,000 stock options of the Registrant’s common stock which vest in three tranches commencing on the first anniversary of the date of grant.

On November 18, 2010, the Registrant’s stockholders approved the adoption of amendments to the Registrant’s 2005 Stock Award and Incentive Plan (a) to increase the number of shares of common stock available for award under such Plan and (b) to increase the limitation on the amount of awards that may be granted to any one participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Internal Revenue Code. Such Plan, as amended, is described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 20, 2010.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held its 2010 Annual Meeting of Shareholders on November 18, 2010.

(b) The number of votes represented at the annual meeting, in person or by proxy, was 32,397,956, which includes 6,704,094 shares of common stock issuable upon conversion of outstanding shares of our Series B Convertible Preferred Stock. In determining this number, abstentions and shares held by brokers who have notified us that they lack voting authority with respect to any matter (referred to herein as “broker non-votes”) were deemed present. Abstentions were counted as votes “cast” with respect to all proposals, while broker non-votes were not.

The matters voted upon at the annual meeting and the results of the vote on each such matter are set forth below:

1. Approval of the issuance of shares of common stock and Series C Stock pursuant to the Agreement and Plan of Merger, dated as of June 23, 2010 and amended on October 20, 2010, by and among the Company, UBM Acquisition Corp., UBmatrix, Inc. and a representative of the stockholders of UBmatrix, Inc. The results of the vote tabulated at the meeting for this proposal were as follows:

Number of Votes FOR	Number of Votes AGAINST	Number of BROKER NON VOTES	Number of ABSTENTIONS	Percentage FOR of Total Votes Cast
22,142,442	811,339	9,425,996	18,179	96%

2. Approval of the issuance of shares of Series C Stock pursuant to the Series C Preferred Stock Purchase Agreement, dated June 23, 2010. The results of the vote tabulated at the meeting for this proposal were as follows:

Number of Votes FOR	Number of Votes AGAINST	Number of BROKER NON VOTES	Number of ABSTENTIONS	Percentage FOR of Total Votes Cast
19,909,145	3,019,343	9,425,996	43,472	87%

3. Proposal to consider and vote upon an adjournment of the meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1, Proposal No. 2, Proposal No. 5 or Proposal No. 6.

VOTE NOT TAKEN

4. The results of the vote tabulated at the meeting for the election of six directors (of which two (2) are elected by the holders of our Series B Stock, voting separately as a class) are set forth as follows, opposite their respective names:

Name	Number of Votes FOR	Number of Votes WITHHELD	Percentage FOR of Total Votes Cast
Mark Maged	16,088,387	179,479	99
Alfred R. Berkeley, III	15,982,417	285,449	98
John M. Connolly+	6,704,094	—	100
Richard L. Feinstein	15,754,242	513,624	97
William J. O’Neill, Jr.	15,988,917	278,949	98
Jeffrey Schwartz+	6,704,094	—	100

+	Elected by the holders of our Series B Stock, voting separately as a class.

5. Proposal to authorize, approve and adopt amendments to our 2005 Stock Award and Incentive Plan (i) to increase the number of shares of our common stock available for award under such Plan and (ii) to increase the limitation on the amount of awards that may be granted to any one participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Internal Revenue Code. The results of the vote tabulated at the meeting for this proposal were as follows:

Number of Votes FOR	Number of Votes AGAINST	Number of BROKER NON VOTES	Number of ABSTENTIONS	Percentage FOR of Total Votes Cast
20,351,123	2,603,298	9,425,998	17,538	89%

6. Proposal to approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock thereunder. The results of the vote tabulated at the meeting for this proposal were as follows:

Number of Votes FOR	Number of Votes AGAINST	Number of BROKER NON VOTES	Number of ABSTENTIONS	Percentage FOR of Total Votes Cast
22,230,651	662,170	9,425,996	79,139	97%

7. Proposal to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010. The results of the vote tabulated at the meeting for this proposal were as follows:

Number of Votes FOR	Number of Votes AGAINST	Number of BROKER NON VOTES	Number of ABSTENTIONS	Percentage FOR of Total Votes Cast
32,171,478	183,333	—	43,145	99%

(c) Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR Online, Inc.

By:	/S/ DAVID PRICE
David Price
Chief Financial Officer

Dated: November 22, 2010